Exhibit 99.1

Carriage Services Welcomes John Enwright as Senior Vice President, Chief Financial Officer and Treasurer

HOUSTON - December 4, 2024 - (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE: CSV) (“Carriage” or the “Company”) is excited to announce the appointment of John Enwright as Senior Vice President, Chief Financial Officer and Treasurer, effective January 2, 2025.
With more than 25 years of extensive financial leadership experience in omnichannel retail, Mr. Enwright brings a proven track record of driving results and fostering innovation at prominent publicly traded companies. Most recently, he served as Chief Financial Officer for Edible Brands, LLC, following a successful eight-year tenure at Vera Bradley, Inc., where he spent five years as Chief Financial Officer, following several years as Vice President of Financial Planning and Analysis. His earlier career at Tiffany & Company, where he spent 15 years, equipped him with invaluable expertise in financial planning, treasury, and business transformation.
Mr. Enwright’s strategic insights and extensive leadership experience will play a critical role as Carriage continues to focus on its three strategic objectives: disciplined capital allocation, purposeful growth, and relentless improvement. His appointment signals the Company’s commitment to building a best-in-class leadership team to drive its ambitious goals and continue its transformative growth story.
“We are excited to welcome John to Carriage,” said Carlos R. Quezada, Chief Executive Officer and Vice Chairman of the Board of Directors. “John’s dynamic leadership and deep financial expertise will be instrumental as we elevate Carriage to the next level of financial sophistication. His vision and strategic acumen will help us accelerate our growth, enhance operational excellence, and deliver premier experiences for our clients and communities. We are confident John’s contributions will strengthen our foundation and propel us toward achieving our long-term vision of success.
Carriage is poised for an exciting future, and John's addition underscores the Company’s relentless pursuit of excellence, innovation, and growth,” concluded Mr. Quezada.
About Carriage Services, Inc.
Carriage Services is a leading provider of funeral and cemetery services and merchandise in the United States and operates 162 funeral homes in 26 states and 31 cemeteries in 11 states. It is dedicated to delivering premier experiences through innovation, partnership, and elevated service. For more information, visit www.carriageservices.com.
Cautionary Statement on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which the Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These certain forward-looking statements include, but are not limited to, any projections or expectations related to Mr. Enwright’s appointment; any statements of the plans, strategies and objectives of management for future operations or financial activities, including, but not limited to, capital allocation, organizational performance, and execution of our strategic objectives and growth plan; any statements of belief; and any statements of assumptions underlying any of the foregoing, and are based on our current expectations and beliefs concerning future developments and their potential effect on the Company. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents of the Company on file with the SEC. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent

Exhibit 99.1

required by applicable law. A copy of the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and other information about the Company and news releases, are available at http://www.carriageservices.com.
For more information, please contact InvestorRelations@carriageservices.
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